Exhibit 10.7

SOFTWARE DEVELOPMENT AGREEMENT

(Elite Express Holding Route X 2.0)

THIS SOFTWARE DEVELOPMENT AGREEMENT (the “Agreement”) is made and entered into as of July 10, 2026 by and between Elite Express Holding Inc., a Delaware corporation (“Customer”) and Leyan Management Ltd (“Developer”).

RECITALS

WHEREAS, Leyan Management Ltd is a software developer who specializes in mobile application development;

WHEREAS, Customer is engaged in logistics and transportation operations, and is developing Route 2.0, an enterprise-grade, AI-enabled logistics operations intelligence platform, including modules for driver management, dispatch, fleet and operations analytics, cost and route-level profitability analysis, compliance document management, and AI managerical insights.

WHEREAS, Customer possesses an existing initial version of the Route X application and desires that Developer assume responsibility for, further develop, upgrade, and customize the platform and related software functionality to support Customer’s business operations (the “Software”);

WHEREAS, Developer is willing to develop the customized software for Customer, subject to the terms and conditions outlined herein;

NOW THEREFORE, Developer and Customer agree as set forth below:

Long-Term Development. This Agreement is intended to be a long-term development arrangement. The Project will be delivered in phases, and the Parties agree that the scope, deliverables, and payment will be managed through milestone-based execution and acceptance.

Platform Scope. The Project is intended to support the Customer’s development of an AI-enabled logistics operations intelligence platform, including interface design, system functionality, driver and dispatch management, fleet and operations dashboards, data visualization, operational monitoring, cost and route-level profitability analysis, compliance and document management, API integration, and AI-based operational reporting and insights, as applicable to the relevant milestone. The Project may include functionality supporting Customer’s internal logistics operations and, consistent with Customer’s long-term product strategy.

ARTICLE I DEVELOPMENT AND PAYMENT

1.1Development Plan.

This Agreement is for the development of the Software as more fully described in Exhibit A attached hereto and incorporated herein by reference (the “Elite Express Holding Route X Development Plan” or the “Development Plan”).

Developer shall furnish and supervise all labor, services, project management, coordination, technical resources, and administration necessary to perform the development services contemplated by the Development Plan.

The Development Plan is intended to describe the anticipated scope, objectives, functionality, development roadmap, technical requirements, implementation priorities, and related project documentation for the Software.

1.2Payment.

(a)	Total Contract Price. The total contract price for the complete development of the Software, covering all phases, shall be US$3,300,000.
(b)

Payment in Full. Customer has paid, and Developer acknowledges receipt of, the full contract price of US$3,300,000, which constitutes payment in full for all phases (Phase 0 through Phase 5) of the development of the Software.

ARTICLE II TEST AND EVALUATION

2.1Acceptance Testing of Software.

Immediately upon completion of each milestone or Deliverable, Developer shall deliver the applicable milestone or Deliverable, together with all related documentation, source code, deployment instructions, and other materials required under the Development Plan. Customer shall have thirty (30) days following such delivery to inspect, test, and evaluate the applicable milestone or Deliverable to determine whether it satisfies the applicable acceptance criteria set forth in the Development Plan.

No Acceptance, No Payment. Customer is not required to make payment for any milestone unless the milestone has been reviewed and accepted by Customer.

Material Defects. Customer may reject any milestone if there are material defects, security risks, or misalignment with Customer’s product direction.

If any milestone or Deliverable does not satisfy the applicable acceptance criteria, Customer shall provide Developer with written notice describing the deficiencies. Developer shall have ten (10) days from the receipt of such notice to correct any deficiencies pointed out by Customer. Customer shall then have ten (10) days to inspect, test and reevaluate the applicable Deliverable. If the applicable Deliverable still does not satisfy the acceptance criteria, Customer shall have the option of either:

(1) repeating the procedure set forth above, or

(2) terminating this Agreement pursuant to the section of this Agreement entitled “Termination.”

Upon Customer’s determination that the applicable milestone or Deliverable satisfies the applicable acceptance criteria, such milestone or Deliverable shall be deemed accepted by Customer.

ARTICLE III TIMING

3.1Development Timing.

Developer shall use commercially reasonable efforts to complete each milestone and Deliverable in accordance with the schedule set forth in the Development Plan.

Any delay resulting from Customer’s failure to perform its obligations under this Agreement shall not entitle Developer to any increase in fees.

If Developer fails to deliver any milestone or Deliverable in accordance with the applicable schedule, Customer may withhold payment for the affected milestone or Deliverable until such milestone or Deliverable has been completed and accepted by Customer.

ARTICLE IV CHANGES TO SOFTWARE

4.1Changes to Software.

Customer, without invalidating this Agreement, may request additions, deletions, or modifications to the Software. Any changes to the Software, Deliverables, Project scope, milestones, timelines, or fees shall be made by mutual written agreement of the Parties.

ARTICLE V REPRESENTATION AND WARRANTY

5.1Customer’s Responsibility.

Customer agrees to cooperate and make every reasonable effort to assist Developer during the course of development.

5.2Developer’s Representations and Warranties.

Developer represents and warrants that:

Developer shall not include any backdoors, hidden access, or unauthorized remote control mechanisms in the Software.

(a) the Work Product developed by Developer under this Agreement is original and does not infringe upon or violate any intellectual property rights, proprietary rights, or other rights of any third parties;

(b) the Work Product is free from any liens, claims, encumbrances, or other restrictions that may limit Customer’s ownership or use thereof;

(c) Developer shall execute any additional documents reasonably necessary to perfect

Customer’s ownership rights in the Work Product, including but not limited to assignments of intellectual property rights.

ARTICLE VI INTELLECTUAL PROPERTY AND INDEMNIFICATION

6.1Ownership and Intellectual Property Rights.

Upon payment of the applicable milestone payment by Customer, Customer shall exclusively own all rights, title, and interest in and to any and all work products created, developed, or delivered by Developer under this Agreement (“Work Product”), including but not limited to all patents, copyrights, trade secrets, source code, UI/UX designs, documentation, and any other proprietary rights associated therewith.

Third-Party Components. Developer shall provide Customer a written list of all third-party libraries, open-source components, and licenses used in the Work Product.

6.2Infringement Indemnity.

Developer shall hold Customer harmless, defend, and indemnify Customer and its affiliates (including Customer’s directors, officers, employees, and subsidiaries) against any claim that the Work Product infringes a copyright or patent or other intellectual property right, provided that:

(a) Customer notifies Developer in writing within fifteen (15) days of the claim; and

(b) Customer provides Developer with the assistance, information and authority necessary to perform Developer’s obligations under this Section.

If the Work Product is held or is believed by Developer to infringe, Developer shall have the option, at its expense, to:

(a) modify the Work Product to be non-infringing; or

(b) obtain for Customer a license to continue using the Work Product; and

(c) pay any fees, penalties reasonably related to, generate from, or resulting from such infringement.

ARTICLE VII TERMINATION

7.1Termination by Customer.

Termination by Customer (Anytime). Customer may terminate this Agreement at any time for any reason by providing written notice to Developer.

Upon termination, Developer shall promptly deliver to Customer all Deliverables and Work Product for which Customer has paid the applicable fees.

Customer shall be obligated to pay only for milestones or Deliverables that have been completed, accepted by Customer,and invoiced as of the effective date of termination. Customer shall have no obligation to pay for any incomplete, unaccepted, or future milestones or Deliverables.

Ownership of any unpaid Deliverables or Work Product shall remain with Developer unless otherwise agreed in writing by the Parties.

Developer further acknowledges that, upon termination, Customer shall have no further payment obligations, and Developer shall not be entitled to any additional fees, penalties, lost profits, damages, or other compensation arising from such termination.

ARTICLE VIII CONFIDENTIALITY

8.1Confidentiality.

Developer shall not, without the prior written consent of Customer, disclose the terms and provisions of this Agreement or the existence or consummation of the transactions contemplated hereby to any third party, except to those of its employees, attorneys, accountants, or professional advisors who have a need to know such information for purposes of performing this Agreement and who are bound by confidentiality obligations no less restrictive than those contained herein.

Developer shall treat and hold as confidential any information concerning the Software, Customer, or the business operations of Customer (“Confidential Information”); provided, however, that Confidential Information shall not include any information that (i) is or becomes generally available to the public through no wrongful act or breach of this Agreement, or (ii) is rightfully obtained from a third party without breach of any confidentiality obligation.

Following termination of this Agreement, Developer shall continue to maintain the confidentiality of the Confidential Information and shall use reasonable care to prevent any unauthorized use, disclosure, or dissemination of such Confidential Information, including the terms and provisions of this Agreement.

ARTICLE IX GENERAL PROVISIONS

9.1Assignment.

Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other Parties.

9.2Severability.

If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

9.3Choice of Law; Consent to Jurisdiction.

All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of California, without regard to its rules of conflict of laws.

9.4Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.5Amendment and Waiver.

This Agreement may be amended or modified by the parties by an instrument in writing signed on behalf of each of the parties at any time.

9.6No Agreement Until Executed.

Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties unless and until this Agreement is executed and delivered by all of the Parties listed on the signature page.

9.7Headings.

The headings and titles of the paragraphs used herein are used for convenience only, and shall have no effect upon the construction or interpretation of this Agreement.

9.8Counterparts; Language.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.9Entire Agreement.

This Agreement constitutes the entire Agreement of the parties with respect to the subject matter and supersedes all prior negotiations, understandings, and agreement between them.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Software Development Agreement as of the date first above written.

CUSTOMER:

ELITE EXPRESS HOLDING INC.

Signature:	/s/ Yidan Chen

Name:	Yidan Chen

Title:	CEO

Date:	07/10/2026

DEVELOPER:

LEYAN MANAGEMENT LTD

Signature:	/s/ Yang Leyan

Name:	Yang Leyan

Title:	Director

Date:	July 10, 2026